CONSENT OF INDEPENDENT AUDITOR

                                  EXHIBIT 23.1
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               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2000, which appears on page F-1 of Form 10-KSB for the fiscal year ended December 31, 1999 of Alottafun!, Inc.




Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 5, 2001